EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in each of the following Registration Statements of Anixter International Inc. and in the related Prospectuses of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedules of Anixter International Inc. and the effectiveness of internal control over financial reporting of Anixter International Inc., included in this Annual Report (Form 10-K) for the year-ended January 2, 2009.

FORM AND REGISTRATION
STATEMENT NO.	PURPOSE

FORM S-8 No. 33-13486	1987 Key Executive Equity Plan
FORM S-8 No. 33-38364	1989 Employee Stock Incentive Plan
FORM S-8 No. 333-05907	1996 Stock Incentive Plan
FORM S-8 No. 333-56935	1998 Stock Incentive Plan
FORM S-8 No. 333-103270	2001 Stock Incentive Plan
FORM S-8 No. 333-104506	2001 Mid-Level Stock Option Plan
FORM S-8 No. 333-145318	2006 Stock Incentive Plan
FORM S-3 ASR No. 333-153607	2008 Shelf Registration Statement
Chicago, Illinois
February 27, 2009